UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  January 30, 2007

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540Austin, Texas 78701
(Address of Principal Executive Offices) (Zip Code)

(512) 687-3427
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 5, 2007, the Company’s Board of Directors ratified the January 30, 2007 letter agreement between Sky Petroleum, Inc. (the “Company”) and virtualcfo, Inc. (d/b/a/ vcfo), engaging the services of vcfo to provide oversight and guidance to the finance and accounting team. Under the Agreement, Mike Churchill, a Senior CFO at vcfo, will be assigned to the Company and will provide CFO level support to the Company, including assisting the Company with operational and public reporting requirements, oversight and guidance of finance and accounting matters, and such other assistance as needed by the Company’s finance and accounting team.

The Agreement provides that the Company will pay a $5,000 retainer to vcfo and consulting fees will be paid on an hourly basis and billed weekly. Mike Churchill’s services will be billed at $165 per hour. The Company has also agreed to pay certain expenses incurred by vcfo in providing the contracted services.

The Company has agreed to add vcfo employees to its Directors and Officers Insurance policy. The Company has also agreed to indemnify and hold harmless vcfo and its officers, directors, employees, agents and successors and assigns against any and all demands, claims, causes of actions, damages, costs, expenses, penalties, losses and liabilities arising from the services for which vcfo has been engaged. The parties also signed a Mutual Confidentiality Agreement.

Item 5.02.   Appointment of Principal Officer.

On February 5, 2007, Sky Petroleum appointed Mike Churchill as its CFO. Mr. Churchill, 57, has been a Senior Associate with vcfo since the fall of 2006 and has had over 35 years experience in financial management, investment banking, commercial lending and strategic planning. Since joining vcfo, Mr. Churchill has successfully assisted an oil and gas development drilling company with a reverse merger and prepared the clients required filings. In the twelve years before joining vcfo, Mr. Churchill served as a Managing Director of Strategic Partners International, Inc. (“SPI”), an investment banking firm addressing companies’ financing needs and as a consultant. While at SPI, Mr. Churchill sourced capital funding for two oil and gas companies and two bio-tech companies. Mr. Churchill also has over 18 years of experience in executive management of several banks and savings and loans.

Mr. Churchill is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated to by the Company to become directors or executive officers. In the last fiscal year, the Company has not engaged in any transaction in which Mr. Churchill or a person related to Mr. Churchill had a direct or indirect material interest.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: February 7, 2007	By: /s/ Michael D. Noonan _______________________________________ Michael D. Noonan Secretary